Exhibit 99.1

BBX Capital Corporation Adopts Shareholder Rights Plan

and Approves One-for-Five Reverse Stock Split

FORT LAUDERDALE, FL – June 17, 2020 –BBX Capital Corporation (NYSE: BBX, OTCQX: BBXTB) (the “Company”) announced today that its Board of Directors has adopted a shareholder rights plan and approved a one-for-five reverse stock split.

Adoption of Rights Plan

The Company’s Board of Directors adopted the rights plan in light of the COVID-19 pandemic, the significant market volatility and uncertainties associated with the pandemic, and the impact on the Company and the market price of its Class A Common Stock and Class B Common Stock. In an effort to protect against investors seeking short-term gains by taking advantage of current market conditions at the expense of the Company and its long-term investors, the Board determined that adopting the rights plan was in the best interest of the Company and its shareholders. The rights plan is similar to plans recently adopted by other public companies in light of the current environment.

Pursuant to the rights plan, the Company will issue one right for each share of the Company’s Class A Common Stock and Class B Common Stock outstanding as of the close of business on June 29, 2020. Each right will initially trade with the share of the Company’s Class A Common Stock or Class B Common Stock in respect of which the right was issued. Subject to the terms and conditions of the rights plan, including certain limited exceptions set forth therein, the rights will become exercisable upon the earlier to occur of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons or person(s) acting in concert therewith has acquired, or obtained the right to acquire, beneficial ownership of 5% or more of the outstanding shares of the Company’s Class A Common Stock, Class B Common Stock or total combined Common Stock or (ii) 10 business days (or such later date as may be determined by action of the Company’s Board of Directors) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 5% or more of the outstanding shares of the Company’s Class A Common Stock, Class B Common Stock or total combined Common Stock. In addition to other limited exceptions set forth in the rights plan, existing shareholders who beneficially own 5% or more of the outstanding shares of the Company’s Class A Common Stock, Class B Common Stock or total combined

Common Stock will not be required to divest any shares as their share ownership will not trigger exercisability of the rights so long as they do not become the beneficial owner of one or more additional shares of the Company’s Class A Common Stock or Class B Common Stock (other than pursuant to certain limited exceptions expressly set forth in the rights plan or as determined by the Board of Directors) which results in their beneficial ownership of 5% or more of the outstanding shares of the Company’s Class A Common Stock, Class B Common Stock or total combined Common Stock.

If the rights become exercisable, each right (other than the rights beneficially owned by the triggering person, its affiliates, associates and others acting in concert therewith, and certain of their respective transferees, all of which rights will become void) will entitle its holder to purchase, at the exercise price of $50.00 per right (subject to adjustment in accordance with the terms of the rights plan), a number of shares of the Company’s Class A Common Stock or equivalent securities having a market value at that time of twice the right’s exercise price. The Company, in the discretion of its Board of Directors, may, rather than permitting the exercise of the rights, exchange the rights (other than rights which have become void, as described above) at an exchange ratio of one share of the Company’s Class A Common Stock, or other security of the Company having equivalent value, per right. Until the occurrence of an event that causes the rights to become exercisable, the Company’s Board of Directors may determine to redeem the rights for $0.0001 per right and the Company will generally be entitled to amend the rights plan. Prior to exercise, a right does not give its holder any rights as a shareholder, including, without limitation, any dividend, voting or liquidation rights.

The exercise price and redemption price of the rights, the number of shares issuable in exchange for or upon exercise of the rights, and the number of outstanding rights is subject to adjustment in accordance with the terms of the rights plan. However, no further adjustments will be made as a result of the contemplated one-for-five reverse stock split approved by the Company’s Board of Directors, as described in further detail below.

The rights plan has a term of two years, expiring on June 17, 2022, unless the rights are earlier redeemed or exchanged, or the rights plan is earlier terminated or is extended by the Company’s Board of Directors in accordance with the terms of the rights plan.

The rights plan was not adopted in response to any effort to acquire control of the Company. However, the rights plan may have an anti-takeover effect and will be an impediment to a proposed takeover which is not approved by the Company’s Board of Directors.

The foregoing announcement of the Company’s adoption of the rights plan is a summary only and is qualified by reference to the full text of the rights plan. Additional information regarding the rights plan and the rights will be contained in a Current Report on Form 8-K that the Company will file with the Securities and Exchange Commission (the “SEC”). A copy of the rights plan will be filed as an exhibit to the Current Report on Form 8-K.

The Company’s previous shareholder rights plan expired during September 2019 and the Company has taken steps under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to de-registered the preferred share purchase rights issued pursuant to that plan and to delist those rights from the NYSE. These actions were simply administrative in nature and will have no effect on the Company’s Class A Common Stock or Class B Common Stock, which will continue to trade on the NYSE and the OTCQX, respectively, and remain registered under the Exchange Act.

Approval of Reverse Stock Split

In addition to its adoption of the rights plan, the Company also announced today that its Board of Directors has approved a one-for-five reverse split of the Company’s Class A Common Stock and Class B Common Stock. The Board made such determination in light of, among other factors, the impact of the COVID-19 pandemic on the Company and the market price of its Class A Common Stock, as described above.

At the effective time of the reverse stock split, each five shares of the Company’s Class A Common Stock outstanding will automatically convert into one share of Class A Common Stock, and each five shares of the Company’s Class B Common Stock outstanding will automatically convert into one share of Class B Common Stock. Fractional shares which would otherwise result from the reverse stock split will be rounded up to the next largest whole share. Other than immaterial adjustments as a result of the rounding up of fractional shares, the reverse stock split will have no impact on a shareholder’s proportionate ownership or voting interest in the Company. Among other ratable adjustments, the number of authorized shares of the Company’s Class A Common Stock and Class B Common Stock will be ratably reduced as part of the reverse stock split.

Shareholder approval of the reverse stock split is not required by Florida law or other applicable law, rule or regulation. However, pursuant to the special class voting rights of the Company’s Class B Common Stock set forth in the Company’s Articles of Incorporation, the holders of the Company’s Class B Common Stock are required to approve the reverse stock split because it will result in a reduction in the number of outstanding shares of Class B Common Stock. The Company expects to obtain the required consent of the holders of a majority of the Company’s Class B Common Stock by written consent in lieu of a meeting.

In connection with the expected approval of the reverse stock split by the holders of the Company’s Class B Common Stock by written consent, the Company expects to file with the SEC and mail to its shareholders an Information Statement on Schedule 14C. Shareholders should read the Information Statement when it becomes available because it will contain additional information regarding the reverse stock split. Assuming that, as expected, the Company receives the written consent of the requisite holders of the Company’s Class B Common Stock approving the reverse stock, shareholders will not be asked for proxies to vote their shares with respect to the reverse stock split and no meeting of shareholders will be held to consider the reverse stock split.

Under applicable SEC rules and regulations, the reverse stock split may be effected no earlier than 20 calendar days following the date on which the Information Statement is first mailed to the Company’s shareholders. It is currently expected that the reverse stock split will be effected upon or promptly following the expiration of such 20 calendar day period. However, subject to the required 20 calendar day waiting period, the effective time of the reverse stock split will be determined by the Company’s Board of Directors, in its discretion. The Company’s Board of Directors, in its discretion, may also determine to abandon the reverse stock split at any time prior to its consummation.

About BBX Capital Corporation: BBX Capital Corporation (NYSE: BBX) (OTCQX: BBXTB) is a Florida-based diversified holding company whose principal investments include Bluegreen Vacations Corporation (NYSE: BXG), BBX Capital Real Estate, BBX Sweet Holdings, and Renin. For additional information, please visit www.BBXCapital.com.

About Bluegreen Vacations Corporation: Bluegreen Vacations Corporation (NYSE: BXG) is a leading vacation ownership company that markets and sells vacation ownership interests (VOIs) and manages resorts in popular leisure and urban destinations. The Bluegreen Vacation Club is a flexible, points-based, vacation ownership plan with approximately 221,000 owners, 68 Club and Club Associate Resorts and access to more than 11,350 other hotels and resorts through partnerships and exchange networks as of March 31, 2020. Bluegreen Vacations also offers a portfolio of comprehensive, fee-based resort management, financial, and sales and marketing services, to or on behalf of third parties. Bluegreen is approximately 93% owned by BBX Capital Corporation (NYSE: BBX) (OTCQX: BBXTB), a diversified holding company. For further information, visit www.BluegreenVacations.com.

BBX Capital Corporation Contact Info:

Investor Relations:

Leo Hinkley, Managing Director, Investor Relations Officer

954-940-5300, Email: LHinkley@BBXCapital.com

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Forward-Looking Statements: This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. All opinions, forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements. The forward-looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements involve risks, uncertainties and other factors, many of which are beyond the Company’s control, that may cause actual results or performance to differ from those set forth or implied in the forward-looking statements. These risks and uncertainties include, without limitation, risks associated with the shareholder rights plan adopted by the Company, including that the market price of the Company’s Class A Common Stock or Class B Common Stock may be adversely impacted by the adoption or existence of the rights plan, whether because the market may not view the rights plan favorably, the operation of the rights plan may adversely impact the liquidity or trading market of the Company’s Class A Common Stock or Class B Common Stock, or otherwise; risks relating to the rapidly changing effects of the COVID-19 pandemic and its impact on the Company and its subsidiaries, including reduced demand for products and services, supply chain disruptions, travel and business restrictions, including required business closings, changes in consumer preferences and decreases in discretionary spending and leisure travel, volatility in the international and national economy and credit markets, worker absenteeism, quarantines and other health-related restrictions, the length and severity of the COVID-19 pandemic, governmental and agency orders, mandates and guidance in response to the COVID-19 pandemic, the pace of recovery following the COVID-19 pandemic; competitive conditions; the liquidity of and the availability of capital to the Company and its subsidiaries; the ability to successfully implement strategic plans and initiatives to navigate the COVID-19 pandemic; risks related to indebtedness, including the potential for accelerated maturities and debt covenant violations, and borrower defaults; the risk of heightened litigation as a result of actions taken in response to the COVID-19 pandemic; and risks associated with the contemplated reverse stock split, including that the reverse stock split may not be consummated when or on the terms expected, or at all, and that the Company’s Class A Common Stock may not meet the requirements to maintain its listing on the NYSE. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which may be viewed on the SEC’s website, www.sec.gov, or on the Company’s website, www.BBXCapital.com. The Company cautions that the foregoing factors are not exclusive. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. The Company does not undertake, and specifically disclaims any obligation, to update or supplement any forward-looking statements.